NSAR ITEM 77O
January 1, 2002 - June 30, 2002
Van Kampen Equity and Income Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1            Ford Cvt.    Goldman, Sachs  449,200      0.499      1/24/02
                 Pfd.          & Co.

    2            Travelers    Goldman, Sachs  505,200      0.059      3/22/02
                 Property &    & Co.
                 Casualty


Underwriters for #1
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Salmon Smith Barney Inc.
ABN AMRO Rothschild LLC
BMO Nesbitt Burns Corp.
BNP Paribas Securities Corp.
BNY Capital Markets, Inc.
Banc of America Securities LLC
Banc One Capital Markets, Inc.
Barclays Bank PLC
Bear, Stearns & Co. Inc.
Comerica Securities, Inc.
Commerzbank Capital Markets Corp.
Credit Lyonnais Securities (USA) Inc.
Credit Suisse First Boston Corporation
Daiwa Securities SMBC Europe Limited
Deutsche Banc Alex. Brown Inc.
Dresdner Kleinwort Nasserstein Securities LLC
Fleet Securities, Inc.
HSBC Securities (USA) Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mizuho International plc
RBC Capital Markets
Santander Central Hispano Investment Securities Inc.
Scotia Capital (USA) Inc.
TD Securities (USA) Inc.
Tokyo-Mitsubishi International plc
UBS Warburg LLC
BBVA Securities Inc.
Banca Akros S.P.A. - Gruppo Banca Popolare di Milano
Blaylock & Partners, L.P.
Cabota Holding SIM S.P.A.
CIC
Danske Securities (US), Inc.
Doley Securities, Inc.
First Union Securities, Inc.
Fortis Investment Services LLC
Guzman & Company
KBC Finanical Products USA Inc.
McDonald Investments Inc.
Muriel Siebert & Co., Inc.
NatCity Investments, Inc.
Norddeutsche Landesbank Girozentrale
Ormes Capital Markets, Inc.
PNC Capital Markets, Inc.
SunTrust Capital Markets, Inc.
The Royal Bank of Scotland plc
The Williams Capital Group, L.P.
Utendahl Capital Partners, L.P.


Underwriters for #2
Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
Goldman, Sachs & Co.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Blaylock & Partners, L.P.
Deutsche Banc Alex. Brown Inc.
Fox-Pitt, Kelton Inc.
J.P. Morgan Securities Inc.
Neuberger Berman LLC
UBS Warburg LLC
The Williams Capital Group, L.P.
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
M.R. Beal & Company
William Blair & Company, L.L.C.
CIBC World Markets Corp.
Edward D. Jones & Co., L.P.
A.G. Edwards & Sons, Inc.
First Union Securities, Inc.
Janney Montgomery Scott LLC
Keefe, Bruyette & Woods, Inc.
Legg Mason Wood Walker, Incorporated
Loop Capital Markets
Raymond James & Associates, Inc.
RBC Dain Rauscher Inc.
Robertson Stephens, Inc.
Sandler O'Neill & Partners L.P.
SG Cowen Securities Corporation
SunTrust Capital Markets, Inc.
U.S. Bancorp Piper Jaffray Inc.
Wells Fargo Securities, LLC
BMO Nesbitt Burns Corp.
BNY Capital Markets, Inc.
Charles Jordan & Co., LLC
Chatsworth Securities LLC
CMG Institutional Trading, LLC
Cochran, Caronia Securities L.L.C.
Doley Securities, Inc.
Dowling & Partners Securities, LLC
Friedman, Billings, Ramsey & Co., Inc.
Guzman & Company
Harvestons Securities, Inc.
Jackson Securities Incorporated
Jefferies & Company, Inc.
C.L. King & Associates, Inc.
The Malachi Group, Inc.
May Davis Group
Melvin Securities, L.L.C.
Monness, Crespi, Hardt & Co. Inc.
Ormes Capital Markets, Inc.
Pinnacle Investment, Inc.
Samuel A. Ramirez & Company, Inc.
Sanders Morris Harris
SBK-Brooks Investment Corp.
Scotia Capital (USA) Inc.
Muriel Siebert & Co., Inc.
Sturdivant & Co., Inc.
TD Securities (USA) Inc.
Utendahl Capital Partners, L.P.
Pryor, Counts & Co., Inc.
Salomon Brothers International Limited
Credit Suisse First Boston (Europe) Limited
Deutsche Bank AG London
Goldman Sachs International
Lehman Brothers International (Europe)
Merrill Lynch International
Morgan Stanley & Co. International Ltd.
UBS AG, acting through its business group UBS Warburg
BBVA Bolsa Sociedad de Valores, S.A.
BNP Paribas
Cazenove & Co. Ltd.
CDC IXIS Capital Markets
Credit Lyonnais Securities
Dresdner Kleinwort Wasserstein Limited
ING Barings Limited as agent for ING Bank N.V., London Branch
MEDIOBANCA - Banca di Credito Finanziario S.p.A.
Santander Central Hispano Investment, S.A.
WestLB Panmure Limited
ABN AMRO Rothschild
Barclays Bank PLC
Commerzbank Aktiengesellschaft, London Branch
Credit Agricole Indosuez
Daiwa Securities SMBC Europe Limited
Fortis Bank (Nederland) N.V.
Fox-Pitt, Kelton N.V.
HSBC Investment Bank plc
IntesaBci S.p.A.
Societe Generale
UniCredit Banca Mobiliare Societa per Azioni